SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549-1004


                                   FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                              January 14, 2003
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                (Date of Report (Date of Earliest Event Reported))


                              LA-Z-BOY INCORPORATED
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              (Exact name of registrant as specified in its charter)

              MICHIGAN                                    38-0751137
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   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                      Identification No.)


       1284 North Telegraph Road, Monroe, Michigan           48162-3390
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         (Address of principal executive offices)             (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (734) 241-4414
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                                      None
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Former name, former address and former fiscal year,if changed since last report.


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Item 5. Other Events


Contact: Mark Stegeman         (734) 241-4418        mark.stegeman@la-z-boy.com


                 LA-Z-BOY COMMENTS ON JANUARY QUARTER GUIDANCE
                 ---------------------------------------------

MONROE, MI, January 14, 2003 - La-Z-Boy Incorporated (NYSE, PCX: LZB) today commented on investor guidance for its third fiscal quarter which ends January 25, 2003. La-Z-Boy president and CEO Jerry Kiser said, "We now expect earnings for the January quarter to be at the low end of our previously-announced range of $0.40 - $0.45 per diluted share. Sales for the quarter are now expected to be down, (excluding Pilliod and HickoryMark - two of the company's former business units) - versus the previous guidance of flat to slightly higher sales. Additionally, relative to the full year earnings, the company still expects to be within its guidance of $1.70-$1.80. Further clarification regarding the full year will be provided when actual results for the third quarter are released."

"Business in our industry has softened somewhat at retail in recent weeks," Kiser said, "and given the current relatively uncertain business climate, we feel it is only prudent to anticipate somewhat lower sales for our January quarter than we had previously expected." Additional details will be released along with the quarterly results on Tuesday, February 11th, after the close of trading on the NYSE. The company will conduct its regular quarterly investor conference call at 11 a.m. E.S.T. the following day, Wednesday, February 12th.

Conference Call Information
---------------------------
The dial-in phone number for the February 12th conference call at 11 a.m. E.S.T. will be (800) 374-1298 for persons calling from within the U.S. or Canada, and
(706) 634-5855 for international callers. The call will also be webcast live and archived on the Internet, with both accessible at www.la-z-boy.com. A telephone replay will be available for a week following the live call. This replay will be available to callers from the U.S. and Canada at (800) 642-1687 and to international callers at (706) 645-9291, with a passcode of 7541970.

Forward-looking Information
---------------------------
Any forward-looking statements contained in this report are based on current information and assumptions and represent management's best judgment at the present time. Actual results could differ materially from those anticipated or projected due to a number of factors. These factors include, but are not limited to: changes in consumer sentiment or demand, changes in housing sales, the impact of terrorism or war, the impact of logistics on imports, the impact of interest rate changes, the impact of imports, changes in currency rates, competitive factors, operating factors, and other factors identified from time to time in the company's reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, either to reflect new developments, or for any other reason.

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Additional Information
----------------------
This news release is just one part of La-Z-Boy's financial disclosures and should be read in conjunction with other information filed with the Securities and Exchange Commission, which is available at http://www.la-z-boy.com. Investors and others wishing to be notified of future news releases, SEC filings and conference calls may sign up at:
http://my.lazboy.com/mygallery/investor_relations.htm.

Background Information
----------------------
With annual sales in excess of $2 billion, La-Z-Boy Incorporated is one of the world's leading residential furniture producers, marketing furniture for every room of the home and office, as well as for the hospitality, health care and assisted-living industries. The La-Z-Boy Upholstery Group companies are Bauhaus, Centurion, Clayton Marcus, England, La-Z-Boy, La-Z-Boy Contract Furniture Group and Sam Moore, and the La-Z-Boy Casegoods Group companies are Alexvale, American Drew, American of Martinsville, Hammary, Kincaid, Lea and Pennsylvania House.

The corporation's vast proprietary distribution network is dedicated exclusively to selling La-Z-Boy Incorporated products and brands, and includes 310 stand-alone La-Z-Boy Furniture Galleries(R) and 319 La-Z-Boy In-Store Gallerys, in addition to in-store gallery programs at the company's Kincaid, Pennsylvania House, Clayton Marcus, England and Lea operating units. According to industry trade publication Furniture/Today, the La-Z-Boy Furniture Galleries retail network by itself represents the industry's fifth largest U.S. furniture retailer. Additional information is available at www.la-z-boy.com.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LA-Z-BOY INCORPORATED
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                                            (Registrant)


                                        /s/ Louis M. Riccio Jr.
Date   January 14, 2003                 -----------------------
                                         Louis M. Riccio, Jr.
                                         On behalf of the registrant and as
                                         Chief Accounting Officer